EXHIBIT 1

Ford Motor Company

Master Underwriting Agreement

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[Name and address of Representative]

Ladies and Gentlemen:

Ford Motor Company, a Delaware corporation (the “Company”), proposes from time to time to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I and Annex II hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in Schedule I to the applicable Pricing Agreement (such firm or firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of the Company’s debt securities or equity securities (the “Securities”) specified in Schedule II to such Pricing Agreement and having the terms described in Exhibit A thereto (such Securities, as so specified in such Pricing Agreement, being herein sometimes referred to as the “Designated Securities”), less the principal amount or number of shares, as the case may be, of Designated Securities covered by Delayed Delivery Contracts (as defined in Section 3 hereof), if any, as provided in Section 3 hereof and as may be specified in Schedule II to such Pricing Agreement (such Designated Securities to be covered by Delayed Delivery Contracts, as so specified in such Pricing Agreement, being herein sometimes referred to as “Contract Securities” and the Designated Securities to be purchased by the Underwriters (after giving effect to the deduction, if any, for Contract Securities) being herein sometimes referred to as “Underwriters’ Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and, in the case of debt securities, in or pursuant to the indenture dated as of January 30, 2002 (such indenture, together with any applicable indentures supplemental thereto, being herein referred to as the “Indenture”) between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as Trustee (the “Trustee”).

A registration statement on Form S-3 (File No.                       ) (the “Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”).

The various parts of the Registration Statement, including all exhibits thereto, but excluding Form T-1, and, if applicable, including information (“Rule 430A Information”), if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Act”), each as amended at the time such part became effective; any registration statement filed pursuant to Rule 462(b) of the Act is referred to as the “Rule 462(b) Registration Statement” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

Any reference herein to the term “Preliminary Prospectus” shall be deemed to refer to the prospectus included in the Registration Statement at the time it became effective together with any prospectus or supplement relating to a particular series of Designated Securities filed thereafter with the Commission pursuant to Rule 424 under the Act that is or is deemed to be a part of the Registration Statement and that omits any Rule 430B Information (as defined below).

Any reference herein to the term “Statutory Prospectus” shall be deemed to refer to the Preliminary Prospectus relating to a particular series of Designated Securities that is or is deemed to be a part of the Registration Statement immediately prior to the Time of Sale (as defined below) (including the prospectus included in the Registration Statement at the time it became effective).

Any reference herein to the term “Final Prospectus” shall be deemed to refer to the prospectus included in the Registration Statement at the time it became effective together with any prospectus or supplement relating to a particular series of Designated Securities that is or is deemed to be a part of the Registration Statement at effectiveness and that includes Rule 430B Information in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act.

Any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus, Statutory Prospectus or Final Prospectus, as the case may be, as well as any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus, Statutory Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference.

Any information included in the Final Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Act is hereinafter referred to as the “Rule 430B Information.”

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom                            will act as representative (the “Representative”). The term “Representative” also refers to                        when it alone constitutes the Underwriters. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall state the aggregate principal amount or the aggregate

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number of shares, as the case may be, of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the principal amount or the aggregate number of shares, as the case may be, of such Designated Securities to be purchased by each Underwriter, whether any of such Designated Securities shall be covered by Delayed Delivery Contracts (as defined in Section 3 hereof) and the commission payable to the Underwriters with respect thereto, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement or the General Disclosure Package (defined below) with respect thereto and the Indenture) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile transmissions. Each Pricing Agreement shall be deemed to be an agreement by the Company and the Underwriters to be bound by the terms of this Agreement. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of any Designated Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any of the other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Representative or such Underwriter has advised or is advising the Company on other matters). The Underwriters advise that the Underwriters and their affiliates are engaged in a broad range of securities and financial services and that they or their affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company’s securities and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

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(a) The Registration Statement has been filed with the Commission in the form heretofore delivered to the Representative, and such registration statement in such form has been declared effective by the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(b) Other than any Preliminary Prospectus, the Final Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy any Designated Securities required to be filed with the Securities Exchange Commission (each such communication by the Company or its agents and representatives being referred to herein as a “Issuer Free Writing Prospectus”) without the Underwriters’ consent, other than a final term sheet reflecting the final terms of the Designated Securities which is attached as Exhibit A to the Pricing Agreement (the “Final Term Sheet”) and other written communications approved in writing in advance by the Representative (being referred to herein as a “Specified Issuer Free Writing Prospectus”);

(c) (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act and at the Time of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Act; (ii) the Statutory Prospectus and the Final Prospectus complied when filed with the Commission in all material respects with the rules and regulations under the Act; (iii) the documents incorporated by reference in the Statutory Prospectus and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and (iv) each Specified Issuer Free Writing Prospectus complied in all material respects with the Act and has been filed or will be filed in accordance with the Act (to the extent required thereby);

(d) (i) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the time when sales of the Designated Securities were first made (the “Time of Sale”), the Statutory Prospectus, the Final Term Sheet and any other Specified Issuer Free Writing Prospectus, considered together (collectively, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omitted to state any material fact

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necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of its date and at the Time of Delivery, the Final Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representative expressly for use in the General Disclosure Package or in the Final Prospectus relating to such Designated Securities;

(e) Each Specified Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Designated Securities or until any earlier date that the Company notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus; the electronic roadshow, when considered together with the General Disclosure Package, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) When the Registration Statement became effective the Indenture was, and at all times thereafter the Indenture has been and will be, duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and when the Registration Statement became effective the Indenture conformed, and at all times thereafter the Indenture has conformed and will conform, in all material respects to the requirements of the Trust Indenture Act;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the General Disclosure Package and the Final Prospectus with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

(h) This Agreement has been duly authorized, executed and delivered on behalf of the Company; upon execution and delivery of each Pricing Agreement by the Company, such Pricing Agreement shall have been duly authorized, executed and delivered on behalf of the Company and, when executed and delivered by the Representative, will be a valid and legally binding agreement of the Company in accordance with its terms; on the date of each Pricing Agreement with respect to the Designated Securities covered thereby, such Designated Securities shall be duly authorized, and, with respect to debt securities, if any, when such Designated Securities are authenticated as contemplated by the Indenture and issued and delivered in accordance with this Agreement and the Pricing Agreement applicable to such

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Designated Securities and, in the case of any Contract Securities, pursuant to Delayed Delivery Contracts applicable to such Contract Securities, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company in accordance with their terms and will be entitled to the benefits provided by the Indenture, which will be substantially in the form included as an exhibit to the Registration Statement; and the Indenture has been duly authorized by the Company, and, as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(i) In the event that any of the Securities are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when executed and delivered on behalf of the Company and duly authorized, executed and delivered on behalf of the purchaser thereunder, will constitute a valid and legally binding agreement of the Company in accordance with its terms;

(j) There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of any Designated Securities as contemplated by this Agreement or, in the case of any Contract Securities, Delayed Delivery Contracts with respect to such Contract Securities, or the execution, delivery or performance of the Indenture, except the registration under the Act of the Securities, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the securities or Blue Sky laws of any jurisdiction in connection with the public offering of the Securities by the Underwriters;

(k) PricewaterhouseCoopers LLP, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Final Prospectus, is, to the best knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States); and

(l) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the time of filing Registration

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Statement No. 333-        , at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act.

3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representative of the release of the Underwriters’ Securities, the several Underwriters propose to offer the Underwriters’ Securities for sale upon the terms and conditions set forth in the General Disclosure Package and the Final Prospectus and, in connection with such offer or the sale of such Designated Securities, will use the General Disclosure Package and the Final Prospectus, together with any amendment or supplement thereto, that specifically describes such Designated Securities, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby, and will offer and sell such Designated Securities only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction. The Representative will use its best efforts to inform the Company when it has authorized the sale of the Underwriters’ Securities to the public and when it has been advised that such Underwriters’ Securities have been sold by the several Underwriters within a reasonable period of time after such sales are completed.

The Company may specify in Schedule II to the Pricing Agreement applicable to any Designated Securities that the Underwriters are authorized to solicit offers to purchase Designated Securities from the Company pursuant to delayed delivery contracts (herein called “Delayed Delivery Contracts”), substantially in the form of Annex III attached hereto but with such changes therein as the Representative and the Company may authorize or approve. If so specified, the Underwriters will endeavor to make such arrangements, and as compensation therefor the Company will pay to the Representative, for the accounts of the Underwriters, at the Time of Delivery (as defined in Section 4 hereof), such commission, if any, as may be set forth in such Pricing Agreement. Delayed Delivery Contracts, if any, shall be with institutional investors of the types described in the Final Prospectus and subject to other conditions therein set forth. The Company will enter into a Delayed Delivery Contract in each case where the Underwriters have arranged for such a contract and the Company has advised the Representative of its approval of the proposed sale of Contract Securities to the purchaser thereunder; provided, however, that the minimum principal amount of Contract Securities covered by any Delayed Delivery Contract (or the aggregate amount under Delayed Delivery Contracts with related purchasers) shall be $1,000,000 and the aggregate principal amount of all Contract Securities shall not exceed the maximum aggregate principal amount specified in Schedule II to the Pricing Agreement with respect to the Designated Securities specified therein, unless the Company shall otherwise agree in writing. However, if the aggregate principal amount of Contract Securities requested for delayed delivery is less than the minimum aggregate principal amount specified in such Schedule II, the Company will have the right to reject all requests. Each Underwriter to whom Contract Securities have been attributed will make reasonable efforts to assist the Company in obtaining performance by the purchaser in accordance with the terms of the Delayed Delivery Contract covering such Contract Securities, but no Underwriter will have any liability in respect of the validity or performance of any Delayed Delivery Contract.

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The Company will notify the Representative not later than 3:30 p.m., New York City time, on the second business day preceding the Time of Delivery specified in the applicable Pricing Agreement (or such other time and date as the Representative and the Company may agree upon in writing), such notice to be confirmed in writing prior to such Time of Delivery, of the principal amount or aggregate number of shares, as the case may be, of Contract Securities, and the name of, and principal amount or number of shares thereof to be purchased by, each purchaser. The principal amount or aggregate number of shares, as the case may be, of Contract Securities to be deducted from the Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount or aggregate number of shares, as the case may be, of Contract Securities of which the Company has been advised in writing prior to the time of Delivery by the Representative as having been attributed to such Underwriter, provided that, if the Company has not been so advised, the amount of Contract Securities to be so deducted shall be, in each case, that proportion of Contract Securities which the principal amount or aggregate number of shares, as the case may be, of Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the total principal amount of the Designated Securities (rounded, as the Representative may determine, to the nearest $1,000 principal amount or whole share) and that, subject to Section 8 hereof, the total principal amount or aggregate number of shares, as the case may be, of Underwriters’ Securities to be purchased by all of the Underwriters pursuant to such Pricing Agreement shall be the total principal amount or aggregate number of shares, as the case may be, of Designated Securities set forth in Schedule I to such Pricing Agreement less the principal amount or aggregate number of shares, as the case may be, of the Contract Securities.

4. Underwriters’ Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto shall be delivered (to the extent practicable) in the form of one or more global securities, or if so specified in such Pricing Agreement in definitive form, by the Company to the Representative, for the account of such Underwriter, against payment of the purchase price therefor by such Underwriter or on its behalf, by wire or internal bank transfer to an account specified by the Company, in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities. If any Underwriters’ Securities are to be delivered in definitive form, the Underwriters’ Securities so delivered shall be in such authorized denominations and shall be registered in such name or names as the Representative shall request in writing at least 36 hours prior to the Time of Delivery. For the purpose of expediting the checking of such Securities by the Representative, the Company agrees to make such Securities available to the Representative not later than 9:00 a.m., New York City time, on the business day next preceding the Time of Delivery at the offices of the Representative designated in Section 11 hereof. If any Underwriters’ Securities are to be delivered in global form, unless otherwise provided in the applicable Pricing Agreement, the Underwriters’ Securities as delivered shall be deposited with, or on behalf of, The Depository Trust Company (the “Depository”) and registered in the name of the Depository’s nominee.

Concurrently with the delivery of and payment for the Underwriters’ Securities, the Company will pay to the Representative for the accounts of the Underwriters by wire or

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internal bank transfer to an account specified by the Representative (or by such other method of payment as the Representative and the Company may agree upon in writing), in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in Section 3 hereof and in the Pricing Agreement relating to such Securities, or such amount may be deducted from the amounts delivered pursuant to the preceding paragraph.

5. The Company agrees with each of the Underwriters of any Designated Securities:

(a) To make no amendment or any supplement to the Registration Statement or the Final Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities prior to having furnished the Representative with a copy of the proposed form thereof and given the Representative a reasonable opportunity to review the same; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or become effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed or electronically transmitted for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify such Designated Securities for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the date of the Pricing Agreement with respect to such Designated Securities shall be at the expense of the Underwriters;

(c) To furnish the Underwriters with copies of the Registration Statement (excluding exhibits) and copies of the Final Prospectus in such quantities as the Representative may from time to time reasonably request; and if, before a period of six

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months shall have elapsed after the date of the Pricing Agreement applicable to such Designated Securities and the delivery of a prospectus shall be at the time required by law in connection with sales of any such Designated Securities or would be required but for Rule 172 under the Act, either (i) any event shall have occurred as a result of which the Final Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference into the Final Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer participating in the distribution of such Designated Securities as many copies as the Representative may from time to time reasonably request of an amendment or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of such Designated Securities or would be required but for Rule 172 under the Act at any time six months or more after the date of such Pricing Agreement, upon the request of the Representative, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

(e) During a period of five years from the date of the Pricing Agreement applicable to such Designated Securities, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to the Representative, during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any of the Securities or any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);

(f) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of such Designated Securities under state securities laws (including reasonable fees and disbursements of counsel to the Underwriters in connection with such qualifications and with legal investment surveys), any fees of rating agencies with respect to the Securities

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and the cost of printing this Agreement, each Pricing Agreement and any Delayed Delivery Contracts (it being understood that, except as provided in this subsection (f) and in Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the cost of printing any Agreement among Underwriters, the fees of their counsel, transfer taxes on resale of any of such Designated Securities by them and any advertising expenses connected with any offers that they may make);

(g) To comply with the requirements of Rule 433 under the Act applicable to any “issuer free writing prospectus,” as defined in such rule, including timely filing with the Commission where required, legending and record keeping;

(h) If any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, to immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph 5(a) above, file with the Commission (to the extent required) and to furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law; and

(i) Except for the final term sheet, a form of which is attached to the Pricing Agreement as Exhibit A thereto, each Underwriter severally agrees and covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Act, a free writing prospectus or Company information prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

6. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities shall be subject, in the discretion of the Representative, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Statutory Prospectus, the Final Prospectus, any amendment or supplement thereto and each Specified Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Specified Issuer Free Writing Prospectus, to the extent required by Rule 433 under the

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Act); and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied;

(b) Louis J. Ghilardi, Managing Counsel and Assistant Secretary of the Company, or other counsel satisfactory to the Representative, in its reasonable judgment, shall have furnished to the Underwriters a written opinion and negative assurance letter, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative in its reasonable judgment, to the effect of Exhibit A-1 and A-2 hereto, respectively;

(c) Shearman & Sterling LLP, counsel to the Underwriters, shall have furnished to the Representative its written opinion, dated the Time of Delivery for such Designated Securities, in form satisfactory to the Representative in its reasonable judgment, to the effect of Exhibit B-1 and B-2 hereto, respectively;

(d) (A) At the time of execution of the applicable Pricing Agreement, the Representative shall have received a letter dated such date, in form and substance satisfactory to the Representative in its reasonable judgment, from PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the General Disclosure Package; and (B) at the Time of Delivery, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (A) of this paragraph (d), except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery, and such letter shall contain statements and information with respect to certain financial information contained in the Final Prospectus;

(e) Since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus, which in any such case makes it impracticable or inadvisable in the reasonable judgment of the Representative to proceed with the public offering, sale or the delivery of the Designated Securities on the terms and in the manner contemplated in the Final Prospectus;

(f) Since the time of execution of the Pricing Agreement applicable to the Designated Securities, the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable in the reasonable judgment of the

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Representative to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Final Prospectus; and

(g) The Company shall have furnished or caused to be furnished to the Representative, at the Time of Delivery for such Designated Securities, certificates in form satisfactory to the Representative in its reasonable judgment to the effect that:

(i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of such Time of Delivery as though made at and as of such Time of Delivery;

(ii) The Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such Time of Delivery;

(iii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, the Statutory Prospectus, the Final Prospectus and each Specified Issuer Free Writing Prospectus have been timely filed with the Commission under the Act (in the case of a Specified Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied;

(iv) At the Time of Sale (which may be assumed to be the date of the Pricing Agreement) relating to the Designated Securities, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(v) At the Time of Sale (which may be assumed to be the date of the Pricing Agreement) relating to the Designated Securities and at the Time of Delivery, each of the General Disclosure Package and the Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

In the case of debt securities, the obligations of the Company and the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities are subject to the additional condition that there shall have been furnished to the Company and such Underwriters, at the Time of Delivery for such Designated Securities, such certificates of officers as shall, in the reasonable judgment of the Representative and the

13

Company, be appropriate to indicate that the Indenture has been duly authorized, executed and delivered by the Trustee.

7. (a) The Company will indemnify and hold harmless each Underwriter of the applicable Designated Securities against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject with respect to such Designated Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto with respect to such Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representative expressly for use therein.

The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

(b) Each Underwriter of the applicable Designated Securities will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject with respect to such Designated Securities, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including without limitation the Rule 430B Information, the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto with respect to such Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

14

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus with respect to such Designated Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other

15

method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

8. If any Underwriter shall default in its obligation to purchase the Underwriters’ Securities which it has agreed to purchase under the Pricing Agreement applicable to such Securities, the Representative may in its discretion arrange for itself or for another party or other parties to purchase such Underwriters’ Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the Representative does not arrange for the purchase of such Underwriters’ Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties to purchase such Underwriters’ Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Underwriters’ Securities, or the Company notifies the Representative that it has so arranged for the purchase of such Underwriters’ Securities, the Representative or the Company, respectively, shall have the right to postpone the Time of Delivery for such Underwriters’ Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which in the opinion of Shearman & Sterling LLP and counsel for the Company referred to in Section 6(b) hereof may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if it had originally been a party to the Pricing Agreement with respect to such Designated Securities. In the event that neither the Representative nor the Company arrange for another party or parties to purchase such Underwriters’ Securities as provided in this Section, the Company shall have the right to require each non-defaulting Underwriter to purchase and pay for the Underwriters’ Securities which such non-defaulting Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each such non-defaulting Underwriter to purchase the Underwriters’ Securities which the defaulting Underwriter or Underwriters shall have so failed to purchase up to an amount thereof equal to 10% of the principal amount or aggregate number of shares, as the case may be, of the Underwriters’ Securities which such non-defaulting Underwriter has otherwise agreed to purchase under the Pricing Agreement relating to such Designated Securities; provided, however, that if the aggregate principal amount or aggregate number of shares, as the case may

16

be, of Underwriters’ Securities which any such defaulting Underwriter or Underwriters shall have so failed to purchase is more than one-eleventh of the aggregate principal amount or aggregate number of shares, as the case may be, of the Designated Securities, then the Pricing Agreement relating to such Designated Securities may be terminated either by the Company or, through the Representative, by such Underwriters as have agreed to purchase in the aggregate 50% or more of the remaining Designated Securities under the Pricing Agreement relating to such Designated Securities, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses referred to in Section 5(f) hereof and the indemnification provided in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. The respective indemnities, agreements, representations, warranties and other statements of the Underwriters and the Company hereunder, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Designated Securities.

10. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, or if any Designated Securities are not delivered by the Company because the condition set forth either in the last paragraph of Section 6 or in Section 6(g) has not been met, then the Company shall be under no liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 5(f) and Section 7 hereof; but if for any other reason any Designated Securities are not delivered by the Company as provided herein, the Company will be liable to reimburse the Underwriters, through the Representative, for all out-of-pocket expenses, including counsel fees and disbursements, as approved in writing by the Representative, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then have no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 5(f) and Section 7 hereof.

11. In all dealings with the Company under this Agreement and each Pricing Agreement, the Representative shall act on behalf of each of such Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, or by telegram if promptly confirmed in writing, and if to the Representative or the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representative, and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at One American Road, Dearborn, Michigan 48126, attention of the Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail directly to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request.

17

12. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Company and any person who controls any Underwriter or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

13. Time shall be of the essence of each Pricing Agreement.

14. This Agreement and each Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15. This Agreement and each Pricing Agreement may be executed by each of the parties hereto and thereto in any number of counterparts, and by each of the parties hereto and thereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

18

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.

Very truly yours,

FORD MOTOR COMPANY

By:
Name:
Title:

Accepted as of the date hereof:

[NAME OF REPRESENTATIVE]

By:
Name:
Title:

ANNEX I

Pricing Agreement for Debt Securities

[Name of Representative]

as Representative of the Several

Underwriters named in Schedule I hereto

[Address of Representative]

[     ], 20

Ladies and Gentlemen:

Ford Motor Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Master Underwriting Agreement dated                      , (the “Underwriting Agreement”) among the Company and                            (the “Representative”) to issue and sell to the Underwriters named in Schedule I thereto (the “Underwriters”) on the terms specified in Schedule II hereto the Securities specified in Exhibit A hereto (the “Designated Securities”). Except to the extent amended hereby, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto [, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, [as may be specified in such Schedule II] [attributable to such Underwriter as determined pursuant to Section 3 of the Underwriting Agreement]].

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Pricing Agreement.

Very truly yours

FORD MOTOR COMPANY

By:
Name:
Title:

Accepted as of the date hereof:

On behalf of itself and the other
Underwriters

[REPRESENTATIVE]

By:
Name:
Title:

SCHEDULE I TO PRICING AGREEMENT

Underwriters	Principal Amount of Designated Securities to be Purchased

$
$
$
$

Total	$

SCHEDULE II TO PRICING AGREEMENT

Title of Designated Securities:

[    %] [Extendable] [Floating Rate] [Zero Coupon] [Notes] [Debentures] due

Aggregate principal amount:

$

Denominations:

[$1,000] [$5,000] [$        ]

Price to Public:

     % of the principal amount of the Underwriters’ Securities, plus accrued interest from        to        [and accrued amortization, if any, from       to      ]

Purchase Price by Underwriters:

     % of the principal amount of the Underwriters’ Securities, plus accrued interest from         to        [and accrued amortization, if any, from      to      ]

Maturity:

Interest Rate:

[    %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

[months and dates]

Redemption Provisions:

[No redemption provisions]

[The Designated Securities may be redeemed, [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the amount of $     or an integral multiple thereof,                 [on or after       , at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before    ,       , %, and if] redeemed during the 12-month period beginning      ,

Year	Redemption Price

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after       ,       , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Designated Securities are entitled to the benefit of a sinking fund to retire $ principal amount of Designated Securities on          in each of the years              through at 100% of their principal amount plus accrued interest] [, together with [cumulative] [non-cumulative] redemptions at the option of the Company to retire an additional $ principal amount of Designated Securities in the years                 through                   at 100% of their principal amount plus accrued interest.]

[If Designated Securities are Extendable Debt
Securities, insert—

Extendable Provisions:

The Designated Securities are repayable on       , at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be       %, and thereafter the annual interest rate will be adjusted on         ,            , and      to a rate not less than        % of the effective annual interest rate on           obligations with          year maturities as of the [interest date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Designated Securities are Floating Rate Debt
Securities, insert—

Floating Rate Provisions:

The initial annual interest rate will be       % through        [and thereafter will be adjusted [monthly] [on each        ,       ,       and ] [to an annual rate of % above the average rate for -year [-month] [securities] [certificates of deposit] by and [insert names of banks].] [and the annual interest rate [thereafter] [from through          ] will be the interest yield equivalent of the weekly average per annum market discount rate for -month Treasury bills plus       % of the Interest Differential (the excess, if any, of (i) the then-current weekly average per annum secondary market yield for -month certificates of deposit over (ii) the then- current interest yield equivalent of the weekly average per annum market discount rate for -month Treasury bills); [from and thereafter the rate will be the then-current interest yield equivalent plus          % of the Interest Differential].]

Time of Delivery:

[time and date], 20

Closing Location:

The offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

Funds in which Underwriters to make Payment:

[Immediately available funds] [[New York] Clearing House funds]

Delayed Delivery:

[None]

[Underwriters’ commission shall be       % of the principal amount of Designated Securities for which Delayed Delivery Contracts have been entered into. Such commission shall be payable to the order of           .]

[Minimum aggregate principal amount of Designated Securities to be offered and sold pursuant to Delayed Delivery Contracts: $    .]

[Minimum aggregate principal amount of Designated Securities to be offered and sold pursuant to Delayed Delivery Contracts: $    .]

[Additional Comfort Procedures:]

[Other Terms:]

EXHIBIT A TO PRICING AGREEMENT

Materials other than the Statutory Prospectus that comprise the General Disclosure Package:

Term Sheet, dated [                ]

Final Term Sheet

Issuer:                                                                                                                 Ford Motor Company

Size:

Maturity:

Coupon:

Trade Date:

[Initial Interest Determination Date:]

Issue Date:

Settlement Date:

Price to Public:

[Proceeds (Before Expenses) to Issuer]:

Interest Payment [and Reset] Dates:

Underwriters:

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by calling [                                  ].

ANNEX II

Pricing Agreement for Equity Securities

[Name of Representative]

as Representative of the Several

Underwriters named in Schedule I hereto

[Address of Representative]

[ ], 20

Ladies and Gentlemen:

Ford Motor Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Master Underwriting Agreement dated                   , (the “Underwriting Agreement”) among the Company and       (the “Representative”) to issue and sell to the Underwriters named in Schedule I thereto (the “Underwriters”) on the terms specified in Schedule II hereto the Securities specified in Exhibit A hereto (the “Designated Securities”). Except to the extent amended hereby, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate number of shares of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto attributable to such Underwriter as determined pursuant to Section 3 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Pricing Agreement.

Very truly yours

FORD MOTOR COMPANY

By:
Name:
Title:

Accepted as of the date hereof:

On behalf of itself and the other
Underwriters

[REPRESENTATIVE]

By:
Name:
Title:

SCHEDULE I TO PRICING AGREEMENT

Underwriters	Number of Shares

Total

SCHEDULE II TO PRICING AGREEMENT

Title of Designated Securities:

[Shares of common stock, par value $0.01 per share (the “Common Stock’) of the Company.]

Number of Shares:

Firm Shares:

To the extent the Underwriters sell more than            shares, the Underwriters have the option to purchase up to an additional                shares (the “Option Securities”) from the Company at the Purchase Price (as defined below). In the event and to the extent that the Underwriters shall exercise the election to purchase Option Securities, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, that portion of the amount of Option Securities as to which such election shall have been exercised, determined by multiplying such amount of Option Securities by a fraction, the numerator of which is the maximum amount of Option Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I to this Agreement and the denominator of which is the maximum amount of Option Securities which all of the Underwriters are entitled to purchase hereunder.

Purchase Price by the Underwriters:

$                per share (the “Purchase Price”).

Price to the Public:

$               .

Time of Delivery:

9:00 A.M., New York City time,        , 20    .

Closing Location:

The offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

Additional Representations and Warranties:

In addition to the representations and warranties included in the Underwriting Agreement, the Company hereby represents and warrant to, and agrees with, the Underwriters that:

(i) The Company has an authorized capitalization as set forth in the Final Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Final Prospectus.

(ii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

Additional Covenants:

In addition to the covenants included in the Underwriting Agreement, the Company hereby covenants and agrees with each Underwriter that:

Lock-up:

Delayed Delivery:

ANNEX III

Delayed Delivery Contract

[ ], 20

[Name]

[Address]

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Ford Motor Company (hereinafter called the “Company”), and the Company agrees to sell to the undersigned, $                principal amount of the Company’s [Title of Designated Securities] (hereinafter called the “Designated Securities”) offered by the Company’s Final Prospectus dated       , 20  , as amended or supplemented, receipt of a copy of which is hereby acknowledged, at a purchase price of      % of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below, and on the further terms and conditions set forth in this contract. [The undersigned will purchase the Designated Securities from the Company on         , 20       (the “Delivery Date”), and interest on the Designated Securities so purchased will accrue from        , 20   . Each of the Designated Securities will be dated the Delivery Date thereof.] [The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

	Principal	Date from Which
Delivery Date	Amount	Interest Accrues

, 20	$	, 20

, 20	$	, 20

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”. Each of the Designated Securities will be dated the Delivery Date thereof.]

Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in [New York] Clearing House funds at the office of          [at 9:30 a.m., New York City time,] on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (1) the purchase of Designated Securities by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before      , 20  , shall have sold to the several Underwriters, pursuant to the Pricing Agreement dated       , 20   with the Company, an aggregate principal amount of Designated Securities equal to $ minus the aggregate principal amount of Designated Securities covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that the acceptance by the Company of any Delayed Delivery Contract (including this contract) is in the Company’s sole discretion and that, without limiting the foregoing, acceptances of such contract need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

III-2

Yours very truly,

By
(Signature)

(Name and Title)

(Address)

By
(Signature)

(Name and Title)

(Address)

Accepted,     , 20

FORD MOTOR COMPANY

By

THREE SIGNED COPIES OF THIS CONTRACT MUST BE RECEIVED BY THE REPRESENTATIVE NOT LATER THAN 5:00 P.M. ON          , ACCOMPANIED BY A CERTIFICATE OF SECRETARY OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, AS TO THE AUTHORITY OF THE PERSON OR PERSONS SIGNING THIS CONTRACT.

III-3

EXHIBIT A-1

Form of Opinion of Louis J. Ghilardi

EXHIBIT A-2

Form of 10b-5 Side Letter of Louis J. Ghilardi

EXHIBIT B-1

Form of Opinion of Shearman & Sterling LLP

EXHIBIT B-2

Form of 10b-5 Side Letter of Shearman & Sterling LLP